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                                                                   EXHIBIT 10.62

                                                                  EXECUTION COPY


                               ROLL-OVER AGREEMENT


         THIS ROLL-OVER AGREEMENT (this "Agreement") is made as of June 14, 1999, by and among TA MERGERCO, INC., a Delaware corporation (the "Company") and each of the persons and entities listed on the signature pages attached hereto (collectively the "Stockholders").

         WHEREAS, the Stockholders own, or will own as of the Closing Date (as hereinafter defined), beneficially and of record, the shares of common stock, par value $.01 per share set forth on Exhibit A attached hereto (the "Target Shares"), of PHYSICIANS' SPECIALTY CORP., a Delaware corporation ("Target");

         WHEREAS, Target and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of the Company with and into Target (the "Merger"), with Target being the surviving corporation (the "Surviving Corporation");

         WHEREAS, the Stockholders desire that in connection with the Merger the Target Shares be converted into shares of the common stock, par value $.01 per share, of the Surviving Corporation ("New Common"), as provided in the Merger Agreement; and

         WHEREAS, the Stockholders have entered into a Stock Purchase Agreement, dated as of the date hereof, which provides, upon the terms and subject to the conditions thereof, for the sale by the Stockholders and the purchase by TA/Advent VIII, L.P., TA/Atlantic and Pacific IV, L.P., TA Executives Fund LLC and TA Investors LLC of certain shares of common stock of Target that are not set forth on Exhibit A hereto.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Conversion of the Target Shares. Each Stockholder acknowledges and agrees that, pursuant to the Merger Agreement, upon the Closing (as defined in the Merger Agreement) the Target Shares set forth opposite such Stockholder's name on the Exhibit A attached hereto will be converted into shares of New Common upon the terms set forth in the Merger Agreement. Each Stockholder acknowledges and agrees that such Stockholder shall not receive cash in exchange for such Stockholder's Target Shares in the Merger and such Stockholder agrees not to elect, or assert a claim that such Stockholder has a right, to receive any cash or any securities other than New Common with respect to the Target Shares in the Merger.


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         2.       Representations and Warranties of the Stockholders. As a
material inducement to the Company to enter into this Agreement and the Merger Agreement, each Stockholder hereby represents and warrants as to himself or itself that, as of the date hereof and the Closing Date:

                  (a) Ownership. All of the Target Shares set forth opposite such Stockholder's name on Exhibit A attached hereto are owned of record and beneficially by such Stockholder as of the date hereof except as set forth on Exhibit A, and will be owned of record and beneficially by such Stockholder as of the Closing Date. Such Stockholder has, except as set forth on Exhibit A, and such Stockholder will have as of the Closing Date, good and marketable title to such Target Shares, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies and other arrangements or restrictions whatsoever ("Encumbrances").

                  (b) Enforceability. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement by such Stockholder does not conflict with, violate or result in the breach of, or create any lien or encumbrance on his Shares of Target Common Stock pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which such Stockholder is a party or is subject or by which his Target Shares are bound.

                  (d) Accredited Investor. Such Stockholder is an "Accredited Investor" as that term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Act") (see the attached Exhibit B), and has the capacity to evaluate the merits and risks of an investment in the New Common and is able to bear the economic risk of this investment. Such Stockholder acknowledges that it has been provided access to all information requested by it in order to evaluate the merits and risks of an investment in the New Common. Such stockholder understands that the shares of New Common will not be registered under the Act or any other applicable securities laws. Such Stockholder has relied solely upon the advice of his, her or its own counsel, accountant and other advisors, with regard to the legal, investment, tax and other considerations regarding this investment.

         3. Representations and Warranties of the Company. As a material inducement to the Stockholders to enter into this Agreement and the Merger Agreement, the Company hereby represents and warrant that, as of the date hereof and the Closing Date:



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                  (a)      Enforceability. This Agreement has been duly
authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (b) No Conflicts. The execution, delivery and performances of this Agreement by the Company does not conflict with, violate or result in a breach of any agreement, instrument, order, judgement, decree, law or governmental regulation to which the Company is a party or is subject.

         4.       General Provisions.

                  (a) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  (b) Further Assurance. After the Closing, as and when requested by the Company, the Stockholders shall, without further consideration, execute and deliver all such documents and instruments and shall take such further actions as the Company may deem reasonably necessary or desirable in order to carry out fully the provisions and purposes of this Agreement.

                  (c) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (e) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (f) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.



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                  (g)      Specific Performance. The parties hereto agree that
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.


                  (h) Governing Law. Choice of Law/Consent to Jurisdiction. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each Stockholder and the Company hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint CT Corporation, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, as such agent.

                  (i) Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than limitation.

                  (j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of each of the parties hereto. This Agreement may not be amended in a manner that would adversely affect the rights of Target hereunder without the prior written consent of Target.



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                  (k)      Third Party Beneficiary. Target is a third-party
beneficiary of this Agreement and shall be entitled to enforce this Agreement against each of the Stockholders in the same manner as if it were a party hereto.

                  (l) No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (i) the Board of Directors of Target has approved, for purposes of Section 203 of the Delaware General Corporation Law and any applicable provision of Target's Certificate of Incorporation, the terms of this Agreement, and (ii) this Agreement is executed by the parties hereto.

                  (m) Exculpation. No Stockholder shall have any liability or obligation whatsoever under or by reason of this Agreement because of a breach by any other Stockholder of its obligations, representations or warranties hereunder.



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         IN WITNESS WHEREOF, the parties hereto have executed this Roll-over
Agreement on the date first written above.


                                TA MERGERCO, INC.


                                By:  /s/ Richard Tadler
                                   ---------------------------------------------
                                   Name: Richard Tadler
                                   Title: President and Chief Executive Officer



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                     [STOCKHOLDER SIGNATURE PAGES OMITTED]



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                                   EXHIBIT A


                                                                              Target Shares
                                                                              -------------
       Name                                            Beneficially Owned                         Owned of Record
---------------------------                            ------------------                         ---------------
Daniel Adams, M.D.                                             33,278                                 33,278
Atlanta Head & Neck-Clairmont                                   5,060                                  5,060
Michael Avidano, M.D.                                           4,925                                  4,925
Sanjay Bhansali, M.D.                                           8,977                                  8,977
Deborah Burton, M.D.                                            2,017                                  2,017
William Cornay, M.D.                                           12,249                                 12,249
Andrew Diamond, M.D.                                            2,976                                  2,976
Ear, Nose & Throat Specialists- Van Tuyl                        3,591                                  3,591
Andrew Golde, M.D.                                              5,370                                  5,370
David Goodman, M.D.                                             9,735                                  9,735
Nancy Griner, M.D.                                             13,810                                 13,810
Christopher Holloway                                              705                                    705
Keith Jackson, M.D.                                           128,431                                128,431
Keith Kowal, M.D.                                              29,101                                 29,101
Drew Locandro, M.D.                                            10,000                                 10,000
Sam Mickelson, M.D.                                             7,000                                  7,000
Harold Moss, M.D.                                               4,026                                  4,026
Thomas Muller, M.D.                                            11,356                                 11,356
Michael Pickford, M.D.                                         62,632                                 62,632
Michael Pratt, M.D.                                             1,803                                  1,803
Richard Rinehart, M.D.                                          2,479                                  2,479
Burke Robinson, M.D.                                            3,022                                  3,022
Ted Rolander, M.D.                                             37,234                                 37,234
Marc Routman, M.D.                                             13,169                                 13,169
William Smith, M.D.                                             5,952                                  5,952
Arthur Torsiglieri, M.D.                                       21,863                                 21,863
Ramie Tritt, M.D.                                           1,402,875                              1,380,304
Ann White, M.D.                                                32,219                                 32,219
Bock, Benjamin & Co. Partners, L.P.                            27,500                                 27,500
Richard Ballard                                                62,765                                      0
Gerald Benjamin                                                24,714                                      0
Robert Diprova                                                 22,721                                      0
Larry Kraska                                                   33,755                                      0
                                                          -----------                       ----------------
TOTAL                                                       2,047,310                              1,880,784



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                                    EXHIBIT B

A Stockholder is an "accredited investor" as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, if:

(a) the Stockholder, or the Stockholder and his or her spouse jointly, have a net worth in excess of U.S. $1,000,000;

(b) the Stockholder's income for each of the past two years has been in excess of U.S. $200,000 (or joint income with the Stockholder's spouse has been in excess of U.S. $300,000) and the Stockholder has a reasonable expectation (alone or with his or her spouse, as the case may be) of reaching the same level of income this year;

(c) the Stockholder is a bank as defined in Section 3(a)(2) of the Act or a savings and loan institution or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
         Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under
         Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited stockholders;

(d)      the Stockholder is a private business development company as defined in
         Section 202(a)(22) of the Investment Advisers Act of 1940;

(e) the Stockholder is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

(f)      the Stockholder is a director or an executive officer of the Company;



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(g)      the Stockholder is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

(h) the Stockholder is an entity in which all of the equity owners are accredited investors.




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